Exhibit 10(f)
ASHWORTH/KOENEKE AGREEMENT
     This ASHWORTH/KOENEKE AGREEMENT (this “Agreement”), dated as of August 6, 2008 (the “Effective Date”), is entered into by and between Ashworth, Inc., a Delaware corporation (the “Company”), and Michael S. Koeneke (“Koeneke”).
RECITALS
     A. As approved by the Board of Directors of the Company (the “Board”) and until further action of the Board, Koeneke will serve as Chairman of the Board and will no longer serve on the Compensation and Human Resources Committee of the Board.
     B. The Company and Koeneke are entering into this Agreement with respect to various terms and conditions in connection with the foregoing.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1. Service as Chairman of the Board; Compensation. Koeneke will serve as Chairman of the Board; provided that the Board may remove him from such position at any time in its discretion. Koeneke’s compensation for such service shall be as follows:
     (a) Restricted Stock Grant. Pursuant to the Company’s Second Amended and Restated 2000 Equity Incentive Plan, Koeneke is hereby granted 33,333 shares of restricted common stock of the Company (the “Restricted Stock”). The restrictions on all shares of the Restricted Stock shall lapse on the first anniversary of the Effective Date, assuming continued service by Koeneke as Chairman of the Board for that one-year period. In the event that Koeneke is involuntarily removed as Chairman of the Board prior to the one-year anniversary of his initial election as Chairman, the restrictions on all shares of the Restricted Stock shall lapse on the first anniversary of the Effective Date if Koeneke continues to serve as a Director of the Company for that one-year period. The restrictions on all shares of the Restricted Stock shall automatically and immediately lapse in the event of a change of control of the Company. Except as provided above in the context of a change in control, if Koeneke ceases to be a Director of the Company during the one-year period after the Effective Date, the restrictions on 8,333 shares of the Restricted Stock shall, at Koeneke’s option, immediately lapse for each full 3-month period Koeneke served as a Director during such one-year period, and all remaining shares of the Restricted Stock subject to restrictions may, at the Company’s option, be repurchased by the Company for the aggregate sum of Ten Dollars ($10.00). For the avoidance of doubt, it is understood that the actual and potential restricted stock grants made pursuant to Sections 1(a), 1(b) and 1(c) of this Agreement shall be the only supplemental compensation (beyond grants and other compensation paid generally to Board members) to which Koeneke will be entitled for service as Chairman of the Board until the first anniversary of his election as Chairman of the Board.
     (b) Incentive Compensation. Koeneke will in the future receive, in the form of restricted stock, an amount equal to one-third (1/3) of any incentive bonus amount approved by the Compensation Committee for Allan Fletcher for Fiscal Year 2008, prorated for the portion of Fiscal Year 2008 during which Koeneke served as Chairman of the Board. Assuming Koeneke continues to serve as a Director until the relevant vesting date, the restrictions will lapse on the earlier of (i) a change of control of the Company, or (ii) the one-year anniversary of the restricted stock award.
     (c) Restricted Stock Eligibility. In his capacity as Chairman of the Board, Koeneke will be eligible to receive restricted stock in an amount to be agreed in the future as part of an incentive plan for Fiscal Year 2009, the metrics of which shall be determined by the Compensation Committee.
     (d) Unvested Options from 5,000 Share Option Grant. Koeneke will continue to vest on the last 25% of the 5,000 share option grant previously made to him (as compensation for serving as Chairman of the Special Committee), based upon his future service as Chairman of the Board.
2. Miscellaneous.
     (a) No Third-Party Beneficiaries; Binding Effect. Except as provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns. Subject to Section 3(c), this Agreement shall be binding upon the Company and Koeneke and upon their respective heirs, administrators, representatives, executors, successors and assigns.
     (b) Entire Agreement. This Agreement (and the documents referred to in this Agreement) constitute the entire agreement between the parties hereto and supersede any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they are related in any way to the subject matter hereof.
     (c) Assignment. This Agreement and the rights and duties hereunder are personal to Koeneke and shall not be assigned, delegated, transferred, pledged or sold by Koeneke without the prior written consent of the Company.
     (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
     (e) Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (1) delivered personally to the party to whom the same is directed or (2) sent registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier addressed, as follows:

If to Koeneke:	Michael S. Koeneke
c/o Knightspoint Partners LLC
1325 Avenue of the Americas, 27th Floor
New York, New York 10019

If to the Company:	Ashworth, Inc.
2765 Loker Avenue West
Carlsbad, California 92010
Attention: Corporate Secretary
or to such other address as any such party may from time to time specify by notice to the other party. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally or (ii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid or by nationally recognized overnight courier.
     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
     (g) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant of this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant of this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
     (h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
     (i) Construction. The language of this Agreement shall be interpreted simply and in accordance with its plain meaning. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     (j) Arbitration. The Company and Koeneke agree that any dispute regarding the application, interpretation or breach of this Agreement (including, but not limited to, any alleged misrepresentation made herein) will be subject to final and binding arbitration before JAMS/Endispute of San Diego County, California pursuant to the then existing JAMS rules applicable to any such dispute. Any resolution, opinion or order of JAMS/Endispute may be entered as a judgment of a court of competent jurisdiction. This Agreement shall be admissible in any proceeding to enforce its terms.
[Signature page follows.]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ASHWORTH, INC.
By:	/s/ Allan Fletcher
	Name:	Allan Fletcher
	Title:	CEO

MICHAEL S. KOENEKE
By:	/s/ Michael S. Koeneke
Michael S. Koeneke

Signature Page
to
Compensation Agreement (Koeneke)